SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 5, 2002
(Date of earliest event reported)

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ACTION PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Florida (State or other jurisdiction of incorporation or organization)	000-13118 (Commission File Number)	59-2095427 (IRS Employer Identification No.)

390 N. ORANGE AVENUE, SUITE 2185
ORLANDO, FLORIDA 32801
(Address of principal executive offices, zip code)

(407) 481-8007
(Registrant’s telephone number, including area code)

SIGNATURES

Item 5. Other Events.

As of March 22, 2001, the Company entered into an agreement with a financial institution to provide a revolving line of credit (the “Line”) for up to $2 million at the “Prime” lending rate. The borrowings under the Line are utilized by the Company to finance accounts receivable, inventory and other operating and capital requirements. The Line matures June 30, 2003 and contains covenants relating to the financial condition of the Company. As of June 30, 2002, the Company was non-compliant with one of the covenants related to current assets and liabilities. The Company had received a wavier of non-compliance on this issue through October 2002.

As of November 30, 2002 the Company is back in compliance with all covenants related to the line of credit. The receipt of approximately $900,000, pursuant to equity financing commitments of over $1.1 million from the Kaplan family, reestablished the Company’s compliance with the Line’s working capital covenant.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

Date: December 5, 2002	By: /s/Robert L. Burrows Robert L. Burrows Chief Financial Officer